Exhibit 99.1

Aegion Corporation Announces Appointment

of CHRISTOPHER B. CURTIS to Board of Directors

St. Louis, MO – February 5, 2015 – Aegion Corporation (Nasdaq Global Select Market: AEGN) (“Aegion” or the “Company”) today announced the appointment of Christopher B. Curtis to its Board of Directors. Mr. Curtis brings more than 30 years of management, sales and marketing experience to Aegion’s board. The addition of Mr. Curtis increases the size of Aegion’s Board of Directors from eight to nine. Mr. Curtis also will serve on the Board’s Compensation Committee and Strategic Planning and Finance Committee.

In 2014, Mr. Curtis, 57, served an Interim Chief Executive Officer, President and director of Industry Data Exchange Association, a joint venture of the National Electrical Manufacturers Association and the National Association of Electrical Distributors (“IDEA”). IDEA is a technology service provider and eBusiness standards body of the electrical industry.

In 2013, Mr. Curtis retired as President and Chief Executive Officer of Schneider Electric, NA, a division of the $31 billion French-based energy company Schneider Electric S.A. (“Schneider”), after serving in such role since 2008. Mr. Curtis was responsible for all of Schneider’s North American activities, representing $7 billion in revenues, and its global buildings business, representing $2 billion in revenues. Mr. Curtis joined Schneider in 1993 and over the next nine years served in various roles of increasing responsibility. In 2002, Mr. Curtis was appointed President of Schneider’s Canadian operation. In 2003, he was appointed Senior Vice President of Sales and Services and in 2006 he was appointed President of Schneider’s US operations. Following his retirement, Mr. Curtis continues to serve as a senior corporate advisor to the company.

In addition to serving on the Board of Directors of Aegion, Mr. Curtis serves as the non-executive Chairman of Munters AB, a Swedish company, and on the Board of Directors of Kimball Electronics, Inc. (Nasdaq: KE) and S&C Electric Company, a private company. He also served as the Chairman of the National Electrical Manufacturers Association in 2014.

Aegion’s Chairman of the Board of Directors, Alfred L. Woods, commented, “Chris will be a valuable addition to our Board. His 30+ years of management, sales and marketing experience will result in meaningful contributions to our Board’s strategic deliberations. He will be a great asset to our talented and diverse Board.”

“We look forward to benefitting from the insight that Chris can provide in helping us achieve our long-term strategic objectives,” said Chuck Gordon, Aegion’s President and Chief Executive Officer. “Chris’ leadership at Schneider Electric, a multi-billion dollar company, and his significant sales and marketing experience will add a new dimension to our already diverse Board.”

About Aegion Corporation

Aegion Corporation is a global leader in infrastructure protection and maintenance, providing proprietary technologies and services to (i) protect against the corrosion of industrial pipelines; (ii) rehabilitate and strengthen water, wastewater, energy and mining piping systems and buildings, bridges, tunnels and waterfront structures; and (iii) utilize integrated professional services in engineering, procurement, construction, maintenance and turnaround services to a broad range of energy related industries. More information about Aegion can be found on our internet site at www.aegion.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on February 28, 2014, and in the Company’s subsequent quarterly reports on Form 10-Q. In light of these risks, uncertainties and assumptions, the forward-looking events may not occur. In addition, the Company’s actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, the Company does not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward looking-statements made by the Company in this news release are qualified by these cautionary statements.

Aegion® and the Aegion® logo are the registered and unregistered trademarks of Aegion Corporation and its affiliates.

For more information, contact:

David F. Morris

Executive Vice President and Chief Administrative Officer

636-530-8000